UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                    Date of Report (Date of earliest event reported) August 22, 2006

ALPHA NUTRA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19644	20-1778374
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Ste. 110
Carlsbad, CA 92011
(Address of principal executive offices)

(760) 804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On or before August 21, 2006, Armando C. Ibarra, CPA, resigned as our Certifying Accountant.

On August 22, 2006, our board of directors approved the hiring of Chang G. Park, CPA, Ph.D. to audit our financial statements for the year ended December 31, 2006. In addition, Park, CPA was hired to review previous financial statements for the quarters ending September 30, 2004; March 31, 2005; June 30, 2005; September 30, 2005; March 31, 2006; and June 30, 2006. At no time prior to our retention of Park, CPA did we, or anyone on our behalf, consult with Park, CPA regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

The reports of our prior certifying accountant, Armando C. Ibarra, CPA, on our financial statements as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our most recent two years ended December 31, 2005 and 2004 and the subsequent interim periods, there were no disagreements between Ibarra, CPA and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, that, if not resolved to the satisfaction of Ibarra, CPA would have caused Ibarra, CPA to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years.

We have provided a copy of this Report on Form 8-K to Ibarra, CPA and requested that it provide us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to this item. A copy of that letter, dated August 22, 2006 is attached hereto as Exhibit 16.1.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

16.1	Letter from Armando C. Ibarra, CPA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Alpha Nutra, Inc.
/s/	Mark L. Baum _________________________
By:	Mark L. Baum
Its:	Chief Executive Officer